UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
On December 4, 2015, Teledyne Technologies Incorporated (“Teledyne”) entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer dated as of March 1, 2013 (the “Amended Credit Agreement”).
The First Amendment extends the maturity date of the Amended Credit Agreement from March 1, 2018 to December 4, 2020, and includes lower applicable interest rates. The other material terms of the credit facility, including the $750 million borrowing capacity and the covenants, remain unchanged.
Teledyne Limited and Teledyne DALSA, Inc., subsidiaries of Teledyne, remain designated borrowers, and Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Scientific & Imaging, LLC and Teledyne LeCroy, Inc., each of which is a subsidiary of Teledyne, remain guarantors.
The intended use of the credit facility continues to be for working capital, permitted acquisitions, stock repurchases, the issuance of letters of credit and for other lawful corporate purposes.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Amendment which is filed as an Exhibit to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
First Amendment to Amended and Restated Credit Facility, dated as of December 4, 2015, by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: December 4, 2015

EXHIBIT INDEX
Description

Exhibit 10.1
First Amendment to Amended and Restated Credit Facility, dated as of December 4, 2015, by and among Teledyne, certain subsidiaries of Teledyne, the lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer